UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/05/2010

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2010 annual meeting of stockholders of Knoll, Inc. (the “Company”), held on May 5, 2010, the Company’s stockholders approved the Knoll, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). Officers, certain other key employees, directors and consultants of the Company are eligible to participate in the 2010 Plan. A total of 2,000,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2010 Plan. The 2010 Plan will terminate on May 5, 2020, after which no further awards may be granted under it. The 2010 Plan will be administered by the compensation committee of the board of directors, or another committee appointed by the board from among its members. Unless the board of directors determines otherwise, the committee shall be comprised of at least two “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. A description of the material terms of the 2010 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 24, 2010.

Subsequent to the 2010 annual meeting of stockholders of the Company, the board of directors of the Company approved an amendment to the 2010 Plan to clarify that the definition of “Change of Control” in Sections 13(b)(2) and 13(b)(3) of the 2010 Plan requires that consummation of the transaction (i.e., the sale of substantially all of the Company’s assets or the consolidation or merger of the Company with another corporation) actually occur prior to the trigger of any accelerated vesting of awards under the 2010 Plan. Stockholder approval of the transaction will not, by itself, be enough to trigger the “Change of Control” provision in Sections 13(b)(2) and Sections 13(b)(3) of the 2010 Plan.

The above summary of the amended and restated 2010 Plan does not purport to be complete and is qualified in its entirety by the full text of the amended and restated 2010 Plan, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the 2010 annual meeting of stockholders of the Company, which took place on May 5, 2010:

Proposal One - The following directors were elected to serve for a term ending at the Company’s 2013 annual meeting of stockholder:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Jeffrey A. Harris	34,110,975	7,093,472	1,712,838
John F. Maypole	39,950,359	1,254,088	1,712,838
Kathleen G. Bradley	34,215,406	6,989,041	1,712,838

Proposal Two - The 2010 Knoll, Inc. Stock Incentive Plan was approved by the following vote:

Votes For	31,764,010

Votes Against	9,417,656

Abstain	22,781

Broker Non-Votes	1,712,838

Proposal Three - The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the following vote:

Votes For	42,650,611

Votes Against	248,696

Abstain	17,978

Broker Non-Votes	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 - Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 11, 2010
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan